Exhibit 20.7
Page 1 of 3
                   Navistar Financial 1998 - A Owner Trust
                        For the Month of January, 1999
                    Distribution Date of February 16, 1999
                            Servicer Certificate #9

Original Pool Amount                                      $500,864,370.04

Beginning Pool Balance                                    $392,783,974.90
Beginning Pool Factor                                         0.784212251

Principal and Interest Collections:
     Principal Collected                                   $12,041,666.20
     Interest Collected                                     $3,099,967.63

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $530,279.31
Total Additional Deposits                                     $530,279.31

Repos / Chargeoffs                                            $492,708.04
Aggregate Number of Notes Charged Off                                 111

Total Available Funds                                      $15,671,913.14

Ending Pool Balance                                       $380,249,600.66
Ending Pool Factor                                              0.7591868

Servicing Fee                                                 $327,319.98

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $21,601,748.97
     Target Percentage                                               5.25%
     Target Balance                                        $19,963,104.03
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                   ($1,638,644.94)
     Ending Balance                                        $19,963,104.03

Current Weighted Average APR:                                       9.470%
Current Weighted Average Remaining Term (months):                   42.81

Delinquencies                                           Dollars         Notes
     Installments:              1 - 30 days          $2,215,096.20      1,931
                                31 - 60 days           $565,464.61        478
                                60+  days              $203,195.57        107

     Total:                                          $2,983,756.38      1,942

     Balances:                  60+  days            $4,235,335.14        107

Memo Item - Reserve Account
     Prior Month                                    $20,621,158.68
+    Invest. Income                                    $116,485.05
+    Excess Serv.                                      $864,105.24
+    Transfer (to) / from Collections Account                $0.00
     Beginning Balance                              $21,601,748.97

Exhibit 20.7
Page 2 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of January 1999


                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                               $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                               96.50%              3.50%
     Coupon                                                                  5.94%              6.10%

Beginning Pool Balance                         $392,783,974.90
Ending Pool Balance                            $380,249,600.66

Collected Principal                             $12,041,666.20
Collected Interest                               $3,099,967.63
Charge - Offs                                      $492,708.04
Liquidation Proceeds / Recoveries                  $530,279.31
Servicing                                          $327,319.98
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $15,344,593.16

Beginning Balance                              $392,783,974.90     $379,036,418.69     $13,747,556.21

Interest Due                                     $1,946,113.68       $1,876,230.27         $69,883.41
Interest Paid                                    $1,946,113.68       $1,876,230.27         $69,883.41
Principal Due                                   $12,534,374.24      $12,095,671.14        $438,703.10
Principal Paid                                  $12,534,374.24      $12,095,671.14        $438,703.10

Ending Balance                                 $380,249,600.66     $366,940,747.55     $13,308,853.11
Note / Certificate Pool Factor                                              0.7592             0.7592
   (Ending Balance / Original Pool Amount)
Total Distributions                             $14,480,487.92      $13,971,901.41        $508,586.51

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $864,105.24
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $21,601,748.97
(Release) / Draw                                ($1,638,644.94)
Ending Reserve Acct Balance                     $19,963,104.03

Exhibit 20.7
Page 3 of 3
Navistar Financial 1998 - A Owner Trust
For the Month of January 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                     5                  4                   3                   2                 1
                                  Sep-98             Oct-98              Nov-98              Dec-98            Jan-99
Beginning Pool Balance       $446,829,125.54     $432,013,776.99     $416,392,846.87     $405,277,347.39     $392,783,974.90

A)    Loss Trigger:
      Principal of Contracts
        Charged Off              $644,924.62       $1,056,920.96         $363,730.65         $812,876.15         $492,708.04
      Recoveries                 $528,631.29         $638,135.36         $730,241.38         $344,118.82         $530,279.31

Total Charged Off (Months 5, 4, 3)                 $2,065,576.23
Total Recoveries (Months 3, 2, 1)                  $1,604,639.51
Net Loss / (Recoveries) for 3 Mos                    $460,936.72(a)

Total Balance (Months 5, 4, 3)                 $1,295,235,749.40(b)

Loss Ratio Annualized  [(a/b) * (12)]                   0.42705%

Trigger:  Is Ratio > 1.5%                                     No
                                                                         Nov-98              Dec-98            Jan-99

B)   Delinquency Trigger:                                              $3,658,197.81       $3,424,912.24       $4,235,335.14
     Balance delinquency 60+ days                                           0.87854%            0.84508%            1.07829%
     As % of Beginning Pool Balance                                         0.78510%            0.79346%            0.93397%
     Three Month Average

Trigger:  Is Average > 2.0%                                   No

C)   Noteholders Percent Trigger:                       3.98573%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                   No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer